Exhibit 99.5

BMS – MYOK Social Media Posts

Twitter

Bristol Myers Squibb @bmsnews We are excited to announce our acquisition of  @MyoKardia , which further strengthens our portfolio, pipeline and scientific capabilities, and is expected to add a meaningful medium- and long-term growth driver. For more information & cautionary statements: https://bit.ly/2SuBetI 6:39 AM • Oct 5, 2020•Sprinklr
Link: https://twitter.com/bmsnews/status/1313066219080122369

Bristol Myers Squibb @bmsnews We share a commitment to innovation and bold science with  @MyoKardia , and our respective strengths will help us realize the value inherent in this portfolio. For more information and cautionary statements: https://bit.ly/3lexgS7 10:58 AM • Oct 5, 2020•Sprinklr

Link: https://twitter.com/bmsnews/status/1313131549517377538

LinkedIn

Bristol Myers Squibb 811,925 followers 7h  At BMS, we are united around a single vision: transforming patients’ lives through science. Find out about our latest opportunity to help patients with serious cardiovascular disease https://bit.ly/33wXNE9.

Link: https://www.linkedin.com/posts/bristol-myers-squibb_at-bms-we-are-united-around-a-single-vision-activity-6718831975429378048-a84D

Facebook

Bristol Myers Squibb 7 hrs •  At BMS, we are united around a single vision: transforming patients’ lives through science. Find out about our latest opportunity to help patients with serious cardiovascular disease https://bit.ly/36x7Wmn.

Link: https://www.facebook.com/BristolMyersSquibb/photos/a.481012158759106/1415998678593778?type=3&eid=ARBDs6MbpwmAuN-fpAfUBDULyaIbEZDSlClzVHotCPtH_6M3RbG0xtED8k9g_KZlitqherJRIbt0SHgE&size=1200%2C623&fbid=1415998678593778&source=13&player_origin=pages&__xts__[0]=68.ARB9NKKFw09AjEJl0cwvI7GOcMVlfQnYbqMALE5H_ZDseJ542oPy8DPA6Jbeyni2qBux91xWsIJOp78wm2JZdXUfOJ4MTZ22PSvZWlBji2ucTY00z8FpkKKJU1HTiQImc-if_nCsUurMd5HOjXxXSu0bWbmUUVKQ8kx51hvnVZhA-_3LI79vBmfSYCG6rSpeb38QIHPhEz8l8jiTyFsZFXmzyjzWy_ziBS8ntcnZ8pYiaEbbYndwPGhe1c_D5FlZTzCxCtclKAB7cwlZSUVj9PpMLp0r-HbeXRncckTkFYlBDx1NiWDHuqMntmwAd9Si4i_ekGUpTRvjOouRH4X69Zm4Kw